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                                                                    Exhibit 3.46

                              ARTICLE OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                    * * * * *

     CLODINE PROPERTIES INC., a Texas corporation (the "Corporation") acting pursuant to Section 4.04 of the Texas Business Corporation Act does hereby certify:

                                   ARTICLE ONE

     The name of the corporation is Clodine Properties Inc.

                                   ARTICLE TWO

     The following amendment to the Articles of Incorporation of the Corporation which alters Article One of the Articles of Incorporation of the Corporation was adopted by the sole shareholder of the Corporation, on May 25, 1994.

          "RESOLVED, THAT THE ARTICLES OF INCORPORATION OF THE CORPORATION BE AMENDED BY STRIKING ARTICLE ONE IN ITS ENTIRETY AND REPLACING THE FOLLOWING THEREFOR:

                                   Article One

                         The name of the corporation is
                      SOUTHWESTERN FINANCIAL CORPORATION."

                                  ARTICLE THREE

     The number of shares of the Corporation outstanding at the time of adoption was one thousand (1,000); and the number of shares entitled to vote thereon was one thousand (1,000).

                                  ARTICLE FOUR

     The number of shares of the Corporation voted in favor of the adoption is one thousand (1,000); and the number of shares voted against the adoption is zero (0).

Dated: May 25, 1994.

                                            CLODINE PROPERTIES INC.


                                            By: Barry M. Bone
                                                --------------------------------
                                                Barry M. Bone, President

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STATE OF TEXAS    (S)
                  (S)
COUNTY OF DALLAS  (S)

          Before me, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Barry m. Bone, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said CLODINE PROPERTIES INC., a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

          Given under my hand and seal of office this 25th day of MAY, 1994.


                                                  /s/ Illegible
                                                  ------------------------------
                                                  Notary Public in and for
                                                  The State of Texas

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